Exhibit 107

Calculation of Filing Fee Table

Form S-1

(Form Type)

Rain Enhancement Technologies Holdco, Inc.

(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered and Carry Forward Securities

	Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered (1)		Proposed Maximum Offering Price Per Share		Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee		Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial effective date	Filing Fee Previously Paid In Connection with Unsold Securities to be Carried Forward
Newly Registered Securities
Fees to Be Paid	Equity	Class A common stock, par value $0.0001 per share (Secondary)	457(c)	3,763,219	(2)	$3.77	(3)	$14,187,335.63	0.00015310	$2,172.08	(4)
	Equity	Class A common stock, par value $0.0001 per share (Secondary)	457(h)(1)	2,150,838	(5)	$2.06	(6)	$4,430,726.28	0.00015310	$678.34	(4)

Carry Forward Securities

Carry Forward Securities	---	---	---	---				---				---	---	---	---
	Total Offering Amounts							$18,618,061.91	0.00015310	$2,850.43
	Total Fees Previously Paid									$0
	Total Fee Offsets									$0
	Net Fee Due									$2,850.43

(1)	Pursuant to Rule 416(a) of the Securities Act of 1933, as amended (the “Securities Act”), there are also being registered an indeterminable number of additional securities as may be issued to prevent dilution resulting from stock splits, stock dividends or similar transactions.
(2)	Represents the sum of (i) 2,125,540 shares of Class A common stock, par value $0.0001 per share (“Class A Common Stock”) of Rain Enhancement Technologies Holdco, Inc. (the “Company”), issued to the former shareholders of Rain Enhancement Technologies, Inc. (“RET”), upon the closing of the business combination among the Company, RET, Coliseum Acquisition Corp., Rainwater Merger Sub 1, Inc., and Rainwater Merger Sub 2A, Inc. (the “Business Combination”), as consideration for their shares of Class A common stock of RET pursuant to the terms of the Business Combination Agreement between such parties, dated as of June 25, 2024 (as amended on August 22, 2024, the “Business Combination Agreement”), (ii) 57,752 shares of Class A Common Stock issuable upon the conversion of 57,752 shares of Class B common stock, par value $0.0001 per share of the Company, issued to the former RET shareholders upon the closing of the Business Combination as consideration for their shares of Class B common stock of RET pursuant to the Business Combination Agreement, (iii) 2,150,838 shares of Class A Common Stock issuable upon vested options of Holdco which were issued upon the conversion of RET’s outstanding options pursuant to the Business Combination Agreement, (iv) 650,120 shares of Class A Common Stock issued to Harry You and his affiliates upon the closing of the Business Combination as consideration for former sponsor shares of Coliseum pursuant to the terms of the Business Combination Agreement, (v) 806,250 shares of Class A Common Stock issued at the closing of the Business Combination upon the exchange of private placement warrants of Coliseum pursuant to the Warrant Exchange Agreement dated December 17, 2024, between Coliseum, the Company, and the holders of such Coliseum private placement warrants, (vi) 61,474 shares of Class A Common Stock issued upon the closing of the Business Combination to investors pursuant to the terms of the Subscription Agreements between such investors and the Company, and (vi) 5,000 shares of Class A Common Stock issued upon the closing of the Business Combination to a vendor as consideration for services rendered.
(3)	Estimated solely for the purpose of calculating the registration fee, based on the average of the high and low prices of the Class A Common Stock on the Nasdaq Stock Market LLC (“Nasdaq”) on January 29, 2025 ($3.77 per share), in accordance with Rule 457(c) of the Securities Act.
(4)	Calculated pursuant to Rule 457 of the Securities Act by multiplying the proposed maximum aggregate offering price of securities to be registered by 0.00015310.
(5)	Represents the shares of Class A Common Stock issuable upon the exercise of options outstanding under the Rain Enhancement Technologies Holdco, Inc. 2024 Equity Incentive Plan.
(6)	Pursuant to Rule 457(h)(1), represents the exercise price of the options.

Table 2: Fee Offset Claims and Sources

N/A

Table 3: Combined Prospectus

Security Type	Security Class Title(7)	Amount of Securities Previously Registered	Maximum Aggregate Offering Price of Securities Previously Registered	Form Type	File Number	Initial Effective Date
Equity	Class A common stock underlying Warrants (Primary)	5,000,000	$57,850,000.00	Form S-4	333-283425	December 10, 2024

(7)	Represents the issuance of up to 5,000,000 shares of Class A Common Stock that may be issued upon the exercise of 5,000,000 warrants of Holdco, at an initial exercise price of $11.50 per share. No registration fee is payable in connection with such securities, which were previously registered on a registration statement on Form S-4 (File No. 333-283425), which was declared effective on December 10, 2024, because such securities are being transferred from the Prior Registration pursuant to Rule 429(b) under the Securities Act. Reflects the portion of the original amount that was registered on such Form S-4 and is being carried forward to this Registration Statement on Form S-1. See “Statement Pursuant to Rule 429” in this registration statement.